5

                             SUBSCRIPTION AGREEMENT
                       PRE-SETTLEMENT FUNDING CORPORATION

  YOUR PROPERLY COMPLETED SUBSCRIPTION AGREEMENT MUST BE RETURNED TO:
  PRE-SETTLEMENT FUNDING CORPORATION, C/O THREE ARROWS CAPITAL CORPORATION, 7515 WESTFIELD DRIVE, BETHESDA, MARYLAND 20817-6627.

This Subscription Agreement, properly executed and with the correct payment, must be received before the termination of the offering period at 12:00 noon EST, on December 31, 2001, or the earlier termination of the offering at our discretion in accordance with provisions described in the Prospectus that was provided to you along with this Subscription Agreement. If we offer shares after the offering period as described in the Prospectus, this Subscription Agreement may be accepted, at our sole discretion, for purchases during such additional offering period.

                                NUMBER OF SHARES

Please fill in the number of shares of Common Stock that you wish to purchase and the total purchase price. The purchase price is $1.00 per share. (See page 2.)

                               STOCK REGISTRATION

Please print the name(s) in which you want the stock registered. Enter the Social Security Number or Tax I.D. Number of one of the registered owners. Only one number is required. Indicate the manner in which you wish to take ownership by checking the appropriate box below. If necessary, check "other" and specify the type of ownership desired. If the stock is purchased for a trust, the date of the trust agreement and trust title must be indicated below. (See page 2.)

                                     PAYMENT

Please enclose a check, bank draft or money order made payable to "The Business Bank, escrow agent for Pre-Settlement Funding Corporation" in the amount of the total purchase price. All subscription amounts received and accepted by the Pre-Settlement Funding Corporation (the "Company") will be deposited into an interest bearing escrow account owned by The Business Bank. Payment may be made by wire transfer by making advance arrangements with Three Arrows Capital Corporation at (301) 229-6240.

                                TELEPHONE NUMBERS

Please enter a daytime and an evening telephone number where we may contact you in the event that we cannot process your Subscription Agreement as received. (See page 2.)

                                 ACKNOWLEDGMENT

Please sign and date this Subscription Agreement where indicated. When subscribing as a custodian, corporate officer, or other representative of an entity, please add your signature and title where indicated.




                                      Total
 Number of                         Price Per             Purchase
 Shares                            Share                 Price
  ________________          X      $1.00        =        $__________________


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  Form of stock ownership (check one):
  [ ]Individual
  [ ]Joint Tenants WROS
  [ ]Tenants in Common
  [ ]Corporation
  [ ]Fiduciary/Trust Under Agreement dated _______________
  [ ]Partnership
  [ ]Uniform Gift to Minors
  [ ]Individual Retirement Account
  [ ]Other ____________________

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 --------------------------------------------
 Name(s) in which the stock is to be registered


 --------------------------------------------
 Name(s) in which the stock is to be registered


 --------------------------------------------
 Street Address


 --------------------------------------------
 City                       State          zip


 --------------------------------------------        -------------------------
 Social Security or Tax ID Number                    Evening Phone

                                                     --------------------------
                                                     Daytime Phone


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                                       FOR OFFICE USE ONLY
 Date Received                                     Batch #
 Branch-Rep. #                                     Order #

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       *PLEASE READ THE REMAINDER OF THIS DOCUMENT AND SIGN AS INDICATED*

      *THE SHARES OF COMMON STOCK ARE NOT BANK DEPOSITS AND ARE NOT INSURED
                 BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY*


This Subscription Agreement, properly executed and with the correct payment, must be received before the termination of the offering period. This Subscription Agreement will be deemed received upon the date of delivery of the Subscription Agreement, with payment, to the Company at the address set forth above.

I(We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus dated July ___, 2001. The Undersigned understands that, after receipt by the Company, this Subscription Agreement may not be modified, withdrawn or revoked without the consent of the Company, and that the Company has the right to accept or reject, in whole or in part, this Subscription.

Agreement prior to the consummation of the offering. If this Subscription Agreement is rejected in whole or in part, the applicable stock order funds will be promptly returned to the prospective investor, with interest. This Subscription Agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the common stock except in accordance with all applicable state and federal laws and regulations.

Representations, Warranties, Acknowledgements and Subscription Agreements of the Undersigned. The Undersigned represents, warrants, acknowledges and agrees as follows:

       (a) The Undersigned recognizes that (i) the common stock is a speculative investment involving a high degree of risk including those set forth in the section of the Prospectus entitled "Risk Factors;" (ii) there is no guaranty that the Undersigned will realize any gain from the common stock; (iii) the Undersigned could lose the total amount of the Undersigned's investment in the common stock; (iv) no federal or state agency has made any finding or determination regarding the fairness of the offering of the common stock for investment, or any recommendation or endorsement of the offering, or the information contained in the Prospectus and (v) no information or representations have been given to the Undersigned by representatives of the Company or anyone else other than those which are contained in the Prospectus.

       (b) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the Undersigned is a partnership, corporation, trust or other entity, (i) the Undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified copy of the corporate resolution(s) authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement); (ii) the person executing this Subscription Agreement on behalf of the Undersigned has the full power and authority to execute this Subscription Agreement on behalf of the Undersigned and to make the representations and warranties made herein on its behalf; and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of the Undersigned and is not prohibited by the governing documents of the Undersigned.

Indemnification. The Undersigned acknowledges and understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company and its officers, directors and counsel harmless from and against any and all claims, actions or suits arising out of a breach of any representation, warranty or acknowledgment of the Undersigned contained in this Subscription Agreement. Such indemnification shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

The provisions in this Subscription Agreement shall be construed and enforced according to the laws of the State of Delaware. In the event there is any conflict between the Prospectus and this Subscription Agreement, then the terms set forth in the Prospectus shall be controlling. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial the following line. ___________

If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial the following line.
___________

                                 SUBSTITUTE W-9

I(We) am/are not subject to backup withholding either (1) because I(we) am/are exempt from back-up withholding, (2) I(we) have not been notified that I(we) am/are subject to back-up withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me(us) that I(we) am/are no longer subject to back-up withholding. (YOU MUST CROSS OUT 2 IF THE IRS NOTIFIED YOU THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING.)

                                 ACKNOWLEDGMENT

Under the penalties of perjury, I(we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.

IF INDIVIDUAL:

---------------------------------                ------------------------------
SIGNATURE                   DATE                  SIGNATURE (IF SECOND    DATE
                                                  SIGNATURE REQUIRED)

IF ENTITY:

---------------------------------
NAME OF ENTITY

---------------------------------
BY: PRINT NAME/TITLE

---------------------------------
SIGNATURE                   DATE



             THIS SUBSCRIPTION AGREEMENT IS NOT VALID UNLESS SIGNED.
 FOR ASSISTANCE, PLEASE CALL THREE ARROWS CAPITAL CORPORATION AT (301) 229-6240